UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2015

ADDUS HOMECARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34504	20-5340172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2300 Warrenville Rd. Downers Grove, IL	60515
(Address of principal executive offices)	(Zip Code)

630-296-3400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Donald Klink Employment Agreement

On April 29, 2015, Addus HealthCare, Inc. (“Addus HealthCare”), a wholly-owned subsidiary of Addus HomeCare Corporation (the “Company”), entered into an Employment and Non-Competition Agreement with Donald Klink (the “Employment Agreement”), which will be effective May 11, 2015 (the “Effective Date”).

Pursuant to the Employment Agreement, Addus HealthCare will employ Mr. Klink as its Chief Financial Officer beginning on the Effective Date. The Employment Agreement has a term of four years commencing on the Effective Date (the “Initial Employment Term”). At the end of the Initial Employment Term, the Employment Agreement will renew for successive one year terms unless earlier terminated pursuant to the terms of the Employment Agreement.

Pursuant to the Employment Agreement, Mr. Klink is entitled to an annual base salary of $300,000 and, at the discretion of the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors, an annual bonus in an amount equal to up to forty percent (40%) of his annual base salary, based on the Company’s evaluation of his performance compared to established Company and/or individual objectives at the target levels, and up to 70% of his annual base salary for performance against established objectives at the maximum levels, in each case, at the discretion of the Company’s Board of Directors. Mr. Klink is also entitled to participate in Addus HealthCare’s health, disability, vacation and 401(k) plans, with matching contributions by Addus HealthCare of up to 6% of Mr. Klink’s annual contribution. In addition, Mr. Klink is entitled to a life insurance policy with a death benefit of up to five times his base salary, although Addus HealthCare is not required to pay more than 3% of Mr. Klink’s base salary for such insurance policy.

In connection with his employment, on the Effective Date, Mr. Klink will be granted nonqualified stock options pursuant to the Company’s 2009 Stock Incentive Plan (the “Stock Incentive Plan”) to purchase 40,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The options will vest over a four year period subject to the terms and conditions set forth in the Stock Incentive Plan and the Nonqualified Stock Option Award Agreement, dated as of the Effective Date, between the Company and Mr. Klink. The options will be exercisable at the fair market value of the Company’s Common Stock on the date of grant. In addition, on the Effective Date, Mr. Klink will be granted 10,000 shares of restricted Common Stock, which will vest over a three year period following the Effective Date, subject to the terms and conditions of the Stock Incentive Plan and the Restricted Stock Award Agreement, dated as of the Effective Date, between the Company and Mr. Klink.

If Mr. Klink’s employment is terminated with “reasonable cause” (as defined in the Employment Agreement), by reason of his death or disability or by Mr. Klink without “good reason” (as defined in the Employment Agreement), he will be entitled to receive (i) any unpaid base salary for the period prior to the date of termination, (ii) any unpaid benefits for the period prior to the date of termination and (iii) in the case of termination by reason of death or disability, eligibility for life or disability insurance benefits contemplated by the Employment Agreement.

If (a) Mr. Klink’s employment is terminated without reasonable cause or for good reason, subject to the conditions set forth in the Employment Agreement, he will be entitled to receive his “base cash compensation” (as defined in the Employment Agreement) payable in equal installments for twelve months following termination, or (b) if Mr. Klink’s employment is terminated without reasonable cause in connection with a “change in control” (as defined in the Employment Agreement), he will be entitled to receive his “annual cash compensation” (as defined in the Employment Agreement) for twelve months following termination, less any other severance amounts received pursuant to the foregoing clause (a). In either case, Mr. Klink will also be entitled to receive (i) any unpaid base salary for the period prior to the date of termination, (ii) a pro rata portion of his bonus, (iii) any unpaid benefits for the period prior to the date of termination and (iv) continuation of all benefits during such period (subject to early termination as provided in the Employment Agreement).

Pursuant to the Employment Agreement, Mr. Klink has agreed that during the Initial Employment Term and any extension thereof, and for one year following termination, Mr. Klink will not compete with the business of Addus HealthCare or certain of its affiliates or solicit any business from any customer thereof. The Employment Agreement also prohibits Mr. Klink from disclosing any confidential information of Addus HealthCare and certain of its affiliates. Mr. Klink has agreed to assign all inventions developed during the employment period to Addus HealthCare. Mr. Klink has also agreed not to disparage Addus HealthCare or certain of its affiliates.

This summary is qualified in its entirety by reference to the full text of the Employment Agreement attached hereto as Exhibit 99.1 and incorporated by reference herein.

Dennis Meulemans Separation Agreement and General Release

On April 29, 2015, Addus HealthCare entered into a Separation Agreement and General Release with Dennis Meulemans (the “Separation Agreement”).

Pursuant to the Separation Agreement, which is effective May 1, 2015, Mr. Meulemans will continue to make himself reasonably available for one year following his retirement to provide consulting services to Addus HealthCare as may be necessary in connection with the transition of work to his successor. As compensation for these transition services during the one-year period, Mr. Meulemans will receive aggregate compensation of $393,655 and payment of an amount necessary to cover COBRA benefit costs. He will continue to be subject to non-competition, non-solicitation, non-disclosure and non-disparagement restrictions during this transition period. He will also receive a gross-up for the employer-paid portion of payroll taxes had he received these payments as an employee.

This summary is qualified in its entirety by reference to the full text of the Separation Agreement attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 2.02.	Results of Operations and Financial Condition

On April 30, 2015, the Company issued a press release announcing its earnings for the fiscal quarter ended March 31, 2015. A copy of the press release is furnished as Exhibit 99.3 to this report

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Donald Klink as Chief Financial Officer

Donald Klink, age 56, is expected to be appointed Chief Financial Officer of Addus HealthCare effective May 11, 2015. Mr. Klink has over 30 years of in-depth financial experience from his work at both public and private companies. From October 2013 through April 2015, Mr. Klink provided various senior financial consulting services, including assignments through Tatum US, a management consulting firm. From 2009 to 2013, Mr. Klink worked at Hudson Global, Inc., a public talent solutions company, as the Americas CFO and General Manager of Financial Solutions. Prior to that, Mr. Klink held financial positions of increasing responsibility, including 10 years at publicly held Helene Curtis Industries, Inc. and Unilever P.L.C. after its acquisition of Helene Curtis Industries, Inc., where he, in addition to other positions, served as VP and Controller of a major business unit. Mr. Klink received his MBA from the University of Chicago and is a licensed CPA.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Retirement of Dennis Meulemans

Effective May 1, 2015, Dennis Meulemans, the Company’s Chief Financial Officer, will commence his previously-announced retirement.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure

On April 30, 2015, the Company issued a press release announcing its earnings for the fiscal quarter ended March 31, 2015 and the appointment of Mr. Klink as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

The information in this Item of the Current Report, including the attached Exhibits, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

99.1	Employment and Non-Competition Agreement, effective May 11, 2015, by and between Addus HealthCare, Inc. and Donald Klink

99.2	Separation Agreement and General Release, dated as of April 29, 2015, by and between Addus HealthCare, Inc. and Dennis Meulemans

99.3	Press release of Addus HomeCare Corporation dated April 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Dated: April 30, 2015	By:	/s/ Dennis B. Meulemans
	Name:	Dennis B. Meulemans
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Employment and Non-Competition Agreement, effective May 11, 2015, by and between Addus HealthCare, Inc. and Donald Klink

99.2	Separation Agreement and General Release, dated as of April 29, 2015, by and between Addus HealthCare, Inc. and Dennis Meulemans

99.3	Press release of Addus HomeCare Corporation dated April 30, 2015